As filed with the Securities and Exchange Commission
                            on April 11, 1997
                                     Registration No. 333-_______
=================================================================
                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                        _________________________

                                FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        _________________________

                        U.S. LONG DISTANCE CORP.
         (Exact name of Registrant as specified in its charter)

           Delaware                                   74-2522103
  (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)                  Identification Number)

         9311 San Pedro, Suite 100
            San Antonio, Texas                           78216
  (Address of Principal Executive Offices)             (Zip Code)

                        _________________________

       1993 NON-EMPLOYEE DIRECTOR PLAN OF U.S. LONG DISTANCE CORP.
                        (Full title of the plan)
                        _________________________

                           W. AUDIE LONG, ESQ.
                 Senior Vice President - General Counsel
                        U.S. LONG DISTANCE CORP.
                        9311 San Pedro, Suite 100
                        San Antonio, Texas  78216
                             (210) 525-9009
                   (Name, address and telephone number
               including area code, of agent for service)


                                Copy to:
                         JOSEPH A. HOFFMAN, ESQ.
                             Arter & Hadden
                        1717 Main St., Suite 4100
                        Dallas, Texas  75201-4605
                             (214) 761-2100

                        _________________________


                     CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum      Proposed Maximum
Title of Securities to be        Amount to be     Offering price Per     Aggregate Offering
     Registered                  Registered(1)         Share(2)               Price(2)           Amount of Registration Fee(3)
------------------------------------------------------------------------------------------------------------------------------
   Common Stock ($.01            500,000 Shares        $11.3125               $5,656,250                   $1,714.02
       par value)
------------------------------------------------------------------------------------------------------------------------------
    Series A Junior                   (4)                (4)                     (4)                          (4)
     Participating
    Preferred Stock
    Purchase Rights
------------------------------------------------------------------------------------------------------------------------------


     (1) The securities to be registered represent shares reserved for issuance under the 1993 Non-Employee Director Plan of U.S. Long
Distance Corp. (the "Plan").  Pursuant to Rule 416, shares of
Common Stock of the Company issuable pursuant to the exercise of options granted under the Plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction also are being registered hereunder.

     (2) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low prices per share of the Common Stock on the Nasdaq Stock Market's National
Market on April 8, 1997, in accordance with Rules 457(c) and (h) and General Instruction E to Form S-8.

     (3) Relates only to the additional shares of Common Stock registered hereby and does not include the amount of registration fee previously paid in connection with the 250,000 shares previously registered on a Form S-8 Registration Statement.

     (4)   The Series A Junior Participating Preferred Stock
Purchase Rights (the "Purchase Rights") initially are carried and traded with the Company's Common Stock. The value attributable to the Purchase Rights, if any, is reflected in the value of the Company's Common Stock.


                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registration Statement on Form S-8, SEC File No. 33-77404, filed with Securities and Exchange Commission (the "Commission") on April 6, 1994 (the "Original Registration Statement"), and the following documents of U.S. Long Distance Corp. (the "Company") filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

     (i) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

     (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996;

     (iii) the description of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") set forth in the Registration Statement on Form 10, filed with the Commission on December 26, 1989, including any amendment or report filed for the purpose of updating such description; and

     (iv) all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides broad authority for indemnification of officers and directors. Article 10 of the Restated Certificate of Incorporation, as amended, of the Company provides for the indemnification of its officers and directors to the extent permitted by such Section 145 of the DGCL.

     The Company maintains directors' and officers' liability insurance that covers the directors and officers of the Company with policy limits of $10,000,000.

ITEM 8.  EXHIBITS

     (a)   Exhibits.

     Exhibit
       No.       Description
     -------     --------------------------------------------------

      4.1        1993 Non-Employee Director Plan of U.S. Long
                 Distance Corp., as amended (filed herewith)

      4.2        Form of Stock Option Agreement for Directors of
                 U.S. Long Distance Corp. (filed herewith)

      5.1        Opinion of Arter & Hadden (filed herewith)

     23.1 Consent of Arter & Hadden (included in their opinion filed as Exhibit 5.1)

     23.2        Consent of Arthur Andersen LLP (filed herewith)

ITEM 9.    UNDERTAKINGS.

     A.    The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Company's Restated Certificate of Incorporation, Bylaws or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 11, 1997.


                                 U.S. LONG DISTANCE CORP.


                                 By:   /s/ Larry M. James
                                       ------------------------------
                                       Larry M. James
                                       Chief Executive Officer and
                                       President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures                       Title                       Date
----------                       -----                       ----



/s/ Parris H. Holmes, Jr.        Chairman of the Board       April 11, 1997
---------------------------      of Directors
Parris H. Holmes, Jr.



/s/ Larry M. James               Chief Executive Officer,    April 11, 1997
---------------------------      President and Director
Larry M. James                   (Principal Executive
                                 Officer)


/s/ Phillip J. Storin            Senior Vice President,      April 11, 1997
---------------------------      Chief Financial Officer
Phillip J. Storin                and Corporate Treasurer
                                 (Principal Financial
                                 and Accounting Officer)

                                 Director                    April 11, 1997
---------------------------
Charles E. Amato



/s/ Gary D. Becker               Director                    April 11, 1997
---------------------------
Gary D. Becker



/s/ F. Gardner Parker            Director                    April 11, 1997
---------------------------
F. Gardner Parker

                            INDEX TO EXHIBITS


Exhibit
  No.            Description of Exhibit
-------          --------------------------------------------------

  4.1            1993 Non-Employee Director Plan of U.S. Long
                 Distance Corp., as amended (filed herewith)

  4.2            Form of Stock Option Agreement for Directors of
                 U.S. Long Distance Corp. (filed herewith)

  5.1            Opinion of Arter & Hadden (filed herewith)

 23.1 Consent of Arter & Hadden (included in their opinion filed as Exhibit 5.1)

 23.2            Consent of Arthur Andersen LLP (filed herewith)